Exhibit 99.1

Diamond Resorts International Postpones its Second Quarter 2016 Earnings Release

LAS VEGAS, Nevada, August 1, 2016—Diamond Resorts International, Inc. (“Diamond Resorts” or the “Company”) (NYSE: DRII) today announced that it is postponing its second quarter 2016 earnings release because its independent registered public accounting firm, BDO USA, LLP, (“BDO USA”), has expressed the view that the Company may not have correctly applied the relative sales value inventory valuation model in the preparation of its consolidated financial statements for 2014 and subsequent periods.

More specifically, the issue arises from a modification in the Company’s internal inventory management strategy that occurred during 2014 which may be deemed to be a change in the relative sales value methodology. As a result, the Company believes that it may be required to write up the book value of its Unsold Vacation Interests, net, and record a reduction of Vacation Interest Cost of Sales of a like amount, thereby increasing net income from the amounts originally reported for 2014. Such an adjustment may also result in higher Vacation Interest Cost of Sales in periods subsequent to 2014 thus reducing the reported net income. However, any such change in accounting treatment would be non-cash in nature. Vacation Interest Cost of Sales is not included in the computation of Adjusted EBITDA under the Company’s credit agreements and as a result, the change, if any, would not impact Adjusted EBITDA nor would it impact compliance with financial covenants under those agreements.

If a change in relative sales value methodology is determined to have occurred which results in a material adjustment, the Company would file amendments to its periodic reports impacted by such adjustment with restated financial information as soon as practicable. The Company also intends to release its financial results for the quarter ended June 30, 2016 as soon as practicable.

Regarding the Company’s previously announced transaction with Apollo Global Management, LLC, a representative of Apollo, said, “Based on our discussions with the Company, we are confident this will not impact the timing of our acquisition on the terms previously announced.”

About Diamond Resorts International

Diamond Resorts International (NYSE: DRII), with its network of more than 420 vacation destinations located in 35 countries throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, South America, Central America, Europe, Asia, Australasia and Africa, provides guests with choice and flexibility to let them create their dream vacation, whether they are traveling an hour away or around the world. Our relaxing vacations have the power to give guests an increased sense of happiness and satisfaction in their lives, while feeling healthier and more fulfilled in their relationships, by enjoying memorable and meaningful experiences that let them Stay Vacationed.

Safe Harbor Statement

Forward-looking statements in this press release are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. These statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or other similar statements, but these words are not the exclusive means for identifying such statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the Company’s ability to comply with the covenants contained in the new warehouse facility; the Company’s ability to sell, securitize or borrow against its consumer loans; and changes in the default rates of the Company’s consumer loan portfolio. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

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